Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2021 (except Note 18(f), as to which the date is October 18, 2021) in Amendment 1 to the Registration Statement (Form S-1 No. 333-259973) and the related Prospectus of Xilio Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 18, 2021